Banner Corporation Earns $23.9 Million, or $0.70 per Diluted Share, in the Third Quarter of 2016;
Highlighted by Continued Revenue Growth

Walla Walla, WA - October 26, 2016 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported continued strong revenue generation fueled by growth from last year's acquisitions that contributed to solid third quarter results.  Net income in the third quarter of 2016 increased to $23.9 million, or $0.70 per diluted share, compared to $21.0 million, or $0.61 per diluted share, in the preceding quarter and $12.9 million, or $0.62 per diluted share, in the third quarter a year ago.  The current quarter results were impacted by $1.7 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.03 per diluted share, and the preceding quarter results were impacted by $2.4 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.05 per diluted share.
In the first nine months of 2016, net income increased to $62.6 million, or $1.83 per diluted share, compared to $38.3 million, or $1.87 per diluted share, in the first nine months of 2015. Acquisition-related expenses were $10.9 million (or $0.21 net of tax per diluted share) for the nine months ended September 30, 2016, compared to $7.7 million (or $0.27 net of tax per diluted share) for the nine months ended September 30, 2015.
"Our third quarter core operating performance continued to reflect the success of our proven client acquisition, balance sheet management and product pricing strategies, which produced additional core revenue and core deposit growth.  We also benefited from the successful integration of last year's AmericanWest Bank acquisition, which had a dramatic impact on the scale and reach of the Company and is providing enhanced opportunity for future client and revenue growth," stated Mark J. Grescovich, President and Chief Executive Officer.  "During the third quarter, we completed our electronic banking systems conversion and made additional progress in generating operating synergies as a result of the consolidation of overlapping locations and integration of operational activities.  Through the hard work of our employees across the franchise, we are successfully executing on our strategies and priorities to deliver sustainable profitability and revenue growth to Banner."
At September 30, 2016, Banner Corporation had $9.84 billion in assets, $7.31 billion in net loans and $8.11 billion in deposits.  The Company operates 190 branch offices located in nine of the top 20 largest western Metropolitan Statistical Areas by population.
Third Quarter 2016 Highlights
•	Net income increased 14% to $23.9 million, compared to $21.0 million in the preceding quarter and increased 84% compared to $12.9 million in the third quarter of 2015.
•	Return on average assets was 0.96% in the current quarter, 0.86% in the preceding quarter and 0.97% in the same quarter a year ago.
•	Acquisition-related expenses were $1.7 million which, net of tax benefit, reduced net income by $0.03 per diluted share for the quarter ended September 30, 2016.
•	Revenues from core operations* increased 3% to $117.5 million, compared to $114.4 million in the preceding quarter and increased 74% compared to $67.4 million in the third quarter a year ago.
•	Net interest margin was 4.15% for the current quarter, compared to 4.20% in the second quarter of 2016 and 4.14% in the third quarter a year ago.
•	Excluding the impact of acquisition accounting adjustments, the net interest margin was 4.01%*, the same as in the preceding quarter and was 4.10%* in the third quarter a year ago.
•	Deposit fees and other service charges were $12.9 million, compared to $12.2 million in the preceding quarter and $9.7 million in the same quarter a year ago.
•	Revenues from mortgage banking operations were $8.1 million compared to $6.6 million in the preceding quarter and $4.4 million in the third quarter a year ago.
•	Provision for loan losses was $2.0 million.
•	Net loans increased by $3.02 billion, or 70% year-over-year and increased $69.8 million, or 1%, during the current quarter.
•	Total deposits increased by $3.72 billion, or 85%, compared to a year ago and increased $192.2 million, or 2%, during the current quarter.

BANR - Third Quarter 2016 Results
October 26, 2016

•	Core deposits increased by $3.33 billion, or 91%, year-over-year, increased $277.9 million, or 4%, during the current quarter, and represented 86% of total deposits at September 30, 2016.
•	Quarterly dividend to shareholders increased 10% to $0.23 per share.
•	Repurchased 484,350 shares of common stock at a cost of $21.1 million and an average price of $43.56 per share.
•	Common shareholders' tangible equity per share* increased to $31.14 at September 30, 2016, compared to $30.86 at the preceding quarter end and $30.75 a year ago.
•	The ratio of tangible common shareholders' equity to tangible assets* remained strong at 11.03% at September 30, 2016 compared to 11.00% at the preceding quarter end and 12.20% a year ago.

*Revenues from core operations and non-interest income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities), acquisition accounting impact on net interest margin, non-interest expense from core operations (which excludes acquisition-related costs), the adjusted allowance for loan losses to adjusted loans (which includes net loan discounts on acquired loans) and references to tangible common stockholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of this press release.
Acquisition of AmericanWest Bank
Effective October 1, 2015, Banner completed the acquisition of Starbuck Bancshares, Inc. ("Starbuck") and its wholly owned subsidiary AmericanWest Bank.  The merger was accounted for using the acquisition method of accounting.  Accordingly, the acquired assets (including identifiable intangible assets) and assumed liabilities of Starbuck were recognized at their respective estimated fair values as of the merger date.  The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.  The fair value on the merger date represents management's best estimates based on available information and facts and circumstances in existence on the merger date.  The acquisition accounting is subject to adjustment within a post-closing measurement period.  During the third quarter of 2016, there were no post-closing adjustments to goodwill; however, post-closing adjustments reduced goodwill by $3.2 million during the nine months ending September 30, 2016.  The Company does not expect any additional adjustments to goodwill.
In addition to the acquisition of AmericanWest Bank, the acquisition of Siuslaw Financial Group and its wholly-owned subsidiary Siuslaw Bank ("Siuslaw") on March 6, 2015 had a significant impact on the current and historical operating results of Banner.  For additional details regarding acquisitions and merger related expenses, see the tables under Business Combinations on page 12 of this press release.
Income Statement Review
Banner's third quarter net interest income, before the provision for loan losses, increased to $93.7 million, compared to $93.1 million in the preceding quarter.  Third quarter 2016 net interest income, before the provision for loan losses, increased 80% compared to $52.2 million in the third quarter a year ago, largely reflecting the acquisition of AmericanWest Bank but also reflecting continued client acquisition.  In the first nine months of 2016, Banner's net interest income, before the provision for loan losses, increased 85% to $277.9 million compared to $150.2 million in the first nine months of 2015.
"Our net interest margin contracted five basis points compared to the preceding quarter as a result of decreased accretion of acquisition accounting discounts," said Grescovich.  "The net interest margin increased one basis point compared to a year ago.  Excluding the impact of acquisition accounting, the net interest margin was unchanged compared to the preceding quarter, but declined by nine basis points compared to a year ago.*"
Net interest margin is enhanced by the amortization of acquisition accounting discounts on loans acquired in the acquisitions, which are accreted into loan interest income, as well as by net premiums on non-market-rate certificate of deposit liabilities assumed, which are amortized as a reduction to deposit interest expense.  Banner's net interest margin was 4.15% for the third quarter of 2016, which included 11 basis points as a result of accretion from acquisition accounting loan discounts, one basis point from the amortization of deposit premiums and two basis points as a result of the impact of the net loan acquisition discounts on average earning assets from both the AmericanWest Bank and Siuslaw acquisitions, compared to a net interest margin of 4.20% in the preceding quarter and 4.14% in the third quarter a year ago.  Excluding the effects of acquisition accounting, the net interest margin was 4.01%* in the third quarter and the preceding quarter and 4.10%* in the third quarter a year ago.  The decline compared to a year earlier primarily reflects lower average yields on the loans acquired in the AmericanWest Bank acquisition, as well as the proportionally larger size of the securities portfolio following that acquisition.

BANR - Third Quarter 2016 Results
October 26, 2016

Average interest-earning asset yields decreased four basis points to 4.34% compared to 4.38% for the preceding quarter and were unchanged compared to the third quarter a year ago.  Loan yields decreased eight basis points compared to the preceding quarter and increased two basis points from the third quarter a year ago.  The accretion of discounts and related balance sheet impact on the loans acquired through the acquisitions added 15 basis points to reported loan yields for the quarter.  Deposit costs remained unchanged compared to the preceding quarter and decreased two basis points compared to the third quarter a year ago.  Amortization of acquisition accounting net premiums on certificates of deposit reduced the cost of deposits by two basis points in the third quarter 2016.  The total cost of funds decreased one basis point to 0.19% during the third quarter compared to the preceding quarter and declined three basis points compared to 0.22% for the third quarter a year ago.
"Our credit quality metrics continue to reflect our moderate risk profile," said Grescovich.  "As expected, due to loan growth and the renewal of acquired loans out of the discounted loan portfolio, we recorded a $2.0 million provision for loan losses during the third quarter, the same as in the preceding quarter."  In the third quarter a year ago, Banner did not record a provision.
"Revenues from mortgage banking were again strong, as home purchase activity continues to be robust in our markets, and low long term interest rates supported additional refinance activity," said Grescovich.  Mortgage banking revenues including gains on single and multifamily loan sales increased 23% to $8.1 million in the third quarter compared to $6.6 million in the preceding quarter and increased 84% compared to $4.4 million in the third quarter of 2015.  Home purchase activity accounted for 65% of third quarter one- to four-family mortgage banking loan originations.  In the first nine months of 2016, mortgage banking revenues increased 54% to $20.4 million compared to $13.2 million in the same period one year ago.  Gains on the sale of multifamily loans were $1.4 million for the third quarter of 2016 and totaled $3.1 million for the first nine months of 2016.
Deposit fees and other service charges increased 6% to $12.9 million in the third quarter compared to $12.2 million in the preceding quarter and increased 33% compared to $9.7 million in the third quarter a year ago.  Reflecting the significant increase in core deposits compared to a year earlier, deposit fees and other service charges increased 35% to $37.0 million for the nine months ended September 30, 2016, compared to $27.4 million in the first nine months of 2015.
Banner's total revenues were $117.2 million for the quarter ended September 30, 2016, compared to $113.7 million in the preceding quarter and $66.3 million in the third quarter a year ago.  Revenues from core operations* (revenues excluding gains and losses on the sale of securities and net change in valuation of financial instruments) increased 3% to $117.5 million in the third quarter ended September 30, 2016, compared to $114.4 million in the preceding quarter and increased 74% compared to $67.4 million in the third quarter of 2015.  Total revenues for the first nine months of 2016 were $341.9 million compared to $194.1 million in the first nine months of 2015, with the significant increase largely attributable to the acquisition of AmericanWest Bank.  Year-to-date, revenues from core operations* increased 77% to $342.8 million compared to $193.9 million in the first nine months of 2015.
Third quarter 2016 results included a $1.1 million net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value that was partly offset by an $891,000 net gain on the sale of securities.  In the preceding quarter, results included a $377,000 net loss for fair value adjustments, as well as a $380,000 net loss on the sale of securities.  In the third quarter a year ago, results included a $1.1 million net loss for fair value adjustments.
Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $23.5 million in the third quarter of 2016, compared to $20.5 million in the second quarter of 2016 and $14.1 million in the third quarter a year ago.  Non-interest income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $23.7 million, compared to $21.3 million for the second quarter of 2016 and $15.2 million in the third quarter a year ago.  For the first nine months of the year, Banner's total non-interest income was $64.0 million compared to $43.9 million in the same period a year ago and non-interest income from core operations* was $64.9 million compared to $43.7 million for the same periods, respectively.
Banner's total non-interest expenses were $79.1 million in the third quarter of 2016, compared to $79.9 million in the preceding quarter and $46.7 million in the third quarter of 2015.  The year-over-year increase in non-interest expenses was largely attributable to the incremental costs associated with operating the branches and the related operations acquired in the AmericanWest Bank merger on October 1, 2015, as well as generally increased compensation, occupancy and payment and card processing services reflecting increased transaction volume.  The current quarter's non-interest expenses also included elevated costs for professional services largely as result of seasonal factors relating to accounting, audit and examination processes, costs incurred in anticipation of enhanced regulatory compliance requirements and costs associated with sales and registration of restricted shares issued in the AmericanWest Bank merger.  There were $1.7 million in acquisition-related expenses in the current quarter compared to $2.4 million in the preceding quarter and $2.2 million in the third quarter a year ago.  In the first nine months of 2016, total non-interest expenses were $243.0 million compared to $136.3 million in the first nine months of 2015.
For the third quarter of 2016, Banner recorded $12.3 million in state and federal income tax expense for an effective tax rate of 34.0%, which reflects normal statutory tax rates reduced by the effect of tax-exempt income and certain tax credits.

BANR - Third Quarter 2016 Results
October 26, 2016

Balance Sheet Review
Reflecting our previously announced strategy to maintain total assets below $10.0 billion through December 31, 2016, Banner's total assets decreased to $9.84 billion at September 30, 2016, from $9.92 billion at June 30, 2016; however total assets increased by 85% compared to $5.31 billion a year ago, largely as a result of the AmericanWest Bank acquisition but also due to strong organic growth.  The total of securities and interest-bearing deposits held at other banks was $1.39 billion at September 30, 2016, compared to $1.54 billion at June 30, 2016 and $648.5 million a year ago.  The decrease in the securities portfolio during the current quarter reflects the temporary deleveraging strategy, while the increase in the securities portfolio compared to a year earlier was primarily a result of securities held by AmericanWest Bank at the time of the merger.  The average effective duration of Banner's securities portfolio was approximately 2.9 years at September 30, 2016 compared to 2.6 years at June 30, 2016.
"Net loans increased during the quarter, with good production in targeted loan types and seasonal growth in certain loan types, including meaningful increases in commercial real estate, construction and development, and agricultural business loans.  Loan production remains solid, as does the regional economy, and we continue to see significant potential for growth in our loan origination pipelines," said Grescovich.
Net loans increased 70% to $7.31 billion at September 30, 2016, compared to $4.29 billion a year ago.  Net loans were $7.24 billion at June 30, 2016.  Commercial real estate and multifamily real estate loans increased 1% to $3.53 billion at September 30, 2016, compared to $3.49 billion at June 30, 2016, and increased 86% compared to $1.90 billion a year ago.  Commercial business loans decreased to $1.19 billion at September 30, 2016, compared to $1.23 billion three months earlier but increased 46% compared to $812.1 million a year ago.  Agricultural business loans increased 3% to $383.3 million at September 30, 2016, compared to $370.5 million three months earlier and increased 58% compared to $242.6 million a year ago.  Total construction, land and land development loans increased 12% to $797.3 million at September 30, 2016, compared to $713.3 million at June 30, 2016, and increased 61% compared to $493.8 million a year earlier.
Banner's total deposits were $8.11 billion at September 30, 2016, a 2% increase compared to $7.92 billion at June 30, 2016, and an 85% increase compared to $4.39 billion a year ago.  In connection with certain product changes earlier in the year, Banner converted approximately $420 million of former AmericanWest Bank interest-bearing deposits to non-interest-bearing deposits during the first quarter of 2016.  As a result of the acquisition and product changes as well as organic growth, non-interest-bearing account balances increased 104% to $3.19 billion at September 30, 2016, compared to $1.56 billion a year ago.  Interest-bearing transaction and savings accounts increased 81% to $3.80 billion compared to $2.10 billion a year ago.  Certificates of deposit increased 54% to $1.12 billion at September 30, 2016, compared to $730.7 million a year earlier.  Brokered deposits totaled $60.3 million at September 30, 2016, compared to $93.0 million at June 30, 2016 and $10.1 million a year ago.
In part reflecting expected seasonal trends but also as a result of additional account growth, core deposits (non-interest bearing and interest-bearing transaction and savings accounts) increased by 4% during the current quarter.  Core deposits represented 86% of total deposits at September 30, 2016, compared to 85% of total deposits at June 30, 2016 and 83% of total deposits a year earlier.  As a result of this improved deposit mix as well as modest pricing adjustments, the cost of deposits was 0.14% for the quarter ended September 30, 2016 and for the preceding quarter, and declined two basis points from 0.16% for the quarter ended September 30, 2015.
At September 30, 2016, total common shareholders' equity was $1.33 billion, or $39.31 per share, compared to $1.34 billion at June 30, 2016 and $671.2 million a year ago.  The decrease in shareholders' equity compared to the prior quarter primarily reflects the repurchase of 484,350 shares of common stock at an average price of $43.56 per share as well as the $0.23 per share quarterly dividend, which was partially offset by net income for the quarter. The year-over-year increase was mostly due to 13.23 million shares of voting common and non-voting common stock issued on October 1, 2015 in connection with the AmericanWest Bank acquisition, which were valued at $47.67 per share and increased shareholders' equity by $630.7 million.  At September 30, 2016, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, was $1.05 billion, or 11.03% of tangible assets*, compared to $1.06 billion, or 11.00% of tangible assets, at June 30, 2016, and $644.6 million, or 12.20% of tangible assets, a year ago.  Banner's tangible book value per share* increased to $31.14 at September 30, 2016, compared to $30.75 per share a year ago.
Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as "well-capitalized" under the Basel III and Dodd Frank regulatory standards.  At September 30, 2016, Banner Corporation's common equity Tier 1 capital ratio was 11.68%, its Tier 1 leverage capital to average assets ratio was 11.40%, and its total capital to risk-weighted assets ratio was 13.39%.

BANR - Third Quarter 2016 Results
October 26, 2016

Credit Quality
In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw were recorded at their estimated fair value, which resulted in a net discount to the loans' contractual amounts, of which a portion reflects a discount for possible credit losses.  Credit discounts are included in the determination of fair value and as a result no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.  Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw.
The allowance for loan losses was $84.2 million at September 30, 2016, or 1.14% of total loans outstanding and 309% of non-performing loans compared to $77.3 million at September 30, 2015, or 1.77% of total loans outstanding and 329% of non-performing loans.  Banner had net recoveries of $902,000 in the third quarter compared to net recoveries of $1.1 million in the second quarter of 2016 and net charge-offs of $9,000 in the third quarter a year ago.  Primarily as a result of loan growth and the renewal of acquired loans out of the discounted loan portfolio, Banner recorded a $2.0 million provision for loan losses in the current quarter which was the same amount as recorded in the prior quarter.  Banner did not record a provision for the quarter ended September 30, 2015.  If the allowance for loan losses were grossed up for the remaining loan discount, the adjusted allowance for loan losses to adjusted loans would have been 1.60% as of September 30, 2016.  Non-performing loans were $27.3 million at September 30, 2016, compared to $25.3 million at June 30, 2016 and $23.5 million a year ago.  Real estate owned and other repossessed assets decreased to $4.9 million at September 30, 2016, compared to $6.4 million at June 30, 2016, and $6.4 million a year ago.
Banner's non-performing assets were 0.33% of total assets at September 30, 2016, compared to 0.32% at June 30, 2016 and 0.56% a year ago.  Non-performing assets were $32.2 million at September 30, 2016, compared to $31.7 million at June 30, 2016 and $29.9 million a year ago.  In addition to non-performing assets, purchased credit-impaired loans decreased to $38.7 million at September 30, 2016 compared to $45.4 million at June 30, 2016 and $5.4 million a year ago.
Conference Call
Banner will host a conference call on Thursday, October 27, 2016, at 8:00 a.m. PDT, to discuss its third quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (866) 235-9915 to participate in the call.  A replay will be available for one week at (877) 344-7529 using access code 10093302, or at www.bannerbank.com.
About the Company
On October 1, 2015, Banner Corporation completed the acquisition of AmericanWest Bank which was merged into Banner Bank, a transformational merger that brought together two financially strong, well-respected institutions and created a leading Western bank.  Banner Corporation is now a $9.8 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and Siuslaw Bank and the merger of Banner Bank and AmericanWest Bank might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to the Company's activities; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on

BANR - Third Quarter 2016 Results
October 26, 2016

customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Third Quarter 2016 Results
October 26, 2016

RESULTS OF OPERATIONS	Quarters Ended			Nine months ended
(in thousands except shares and per share data)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015

INTEREST INCOME:
Loans receivable	$89,805	$88,935	$51,749	$265,697	$149,192
Mortgage-backed securities	4,803	5,274	1,307	15,467	3,609
Securities and cash equivalents	3,241	3,112	1,737	9,306	5,138
	97,849	97,321	54,793	290,470	157,939
INTEREST EXPENSE:
Deposits	2,784	2,771	1,738	8,501	5,240
Federal Home Loan Bank advances	256	339	4	874	24
Other borrowings	82	78	47	234	137
Junior subordinated debentures	1,019	985	816	2,962	2,357
	4,141	4,173	2,605	12,571	7,758
Net interest income before provision for loan losses	93,708	93,148	52,188	277,899	150,181
PROVISION FOR LOAN LOSSES	2,000	2,000	—	4,000	—
Net interest income	91,708	91,148	52,188	273,899	150,181
NON-INTEREST INCOME:
Deposit fees and other service charges	12,927	12,213	9,746	36,957	27,435
Mortgage banking operations	8,141	6,625	4,426	20,409	13,238
Bank owned life insurance	1,333	1,128	550	3,646	1,441
Miscellaneous	1,344	1,328	489	3,936	1,623
	23,745	21,294	15,211	64,948	43,737
Net gain (loss) on sale of securities	891	(380)	—	531	(537)
Net change in valuation of financial instruments carried at fair value	(1,124)	(377)	(1,113)	(1,472)	735
Total non-interest income	23,512	20,537	14,098	64,007	43,935
NON-INTEREST EXPENSE:
Salary and employee benefits	44,758	45,175	27,026	136,497	78,057
Less capitalized loan origination costs	(4,953)	(4,907)	(3,747)	(14,110)	(10,372)
Occupancy and equipment	10,979	11,052	6,470	32,419	18,833
Information / computer data services	4,836	4,852	2,219	14,607	6,744
Payment and card processing services	5,878	5,501	4,168	16,164	10,926
Professional services	2,258	865	951	5,736	2,489
Advertising and marketing	2,282	2,474	1,959	6,489	5,767
Deposit insurance	890	1,311	713	3,539	1,905
State/municipal business and use taxes	956	770	475	2,564	1,383
Real estate operations	(21)	137	(2)	513	190
Amortization of core deposit intangibles	1,724	1,808	286	5,339	1,268
Miscellaneous	7,785	8,437	3,972	22,311	11,416
	77,372	77,475	44,490	232,068	128,606
Acquisition related costs	1,720	2,412	2,207	10,945	7,741
Total non-interest expense	79,092	79,887	46,697	243,013	136,347
Income before provision for income taxes	36,128	31,798	19,589	94,893	57,769
PROVISION FOR INCOME TAXES	12,277	10,841	6,642	32,312	19,440
NET INCOME	$23,851	$20,957	$12,947	$62,581	$38,329
Earnings per share available to common shareholders:
Basic	$0.70	$0.62	$0.62	$1.84	$1.88
Diluted	$0.70	$0.61	$0.62	$1.83	$1.87
Cumulative dividends declared per common share	$0.23	$0.21	$0.18	$0.65	$0.54
Weighted average common shares outstanding:
Basic	34,045,225	34,069,234	20,755,394	34,050,459	20,417,601
Diluted	34,124,611	34,116,498	20,821,377	34,104,875	20,467,609
Increase (decrease) in common shares outstanding	(483,249)	129,109	(8,381)	(374,944)	1,390,752

BANR - Third Quarter 2016 Results
October 26, 2016

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$161,710	$158,446	$117,657	$74,695	2.1%	116.5%
Interest-bearing deposits	84,207	76,210	144,260	60,544	10.5%	39.1%
Total cash and cash equivalents	245,917	234,656	261,917	135,239	4.8%	81.8%
Securities - trading	30,889	33,753	34,134	37,515	(8.5)%	(17.7)%
Securities - available for sale	1,006,414	1,177,757	1,138,573	418,254	(14.5)%	140.6%
Securities - held to maturity	271,975	254,666	220,666	132,150	6.8%	105.8%
Federal Home Loan Bank stock	12,826	23,347	16,057	6,767	(45.1)%	89.5%
Loans held for sale	123,144	113,230	44,712	3,136	8.8%	nm
Loans receivable	7,398,637	7,325,925	7,314,504	4,369,458	1.0%	69.3%
Allowance for loan losses	(84,220)	(81,318)	(78,008)	(77,320)	3.6%	8.9%
Net loans	7,314,417	7,244,607	7,236,496	4,292,138	1.0%	70.4%
Accrued interest receivable	30,345	30,052	29,627	17,966	1.0%	68.9%
Real estate owned held for sale, net	4,717	6,147	11,627	6,363	(23.3)%	(25.9)%
Property and equipment, net	167,621	167,597	167,604	102,881	—%	62.9%
Goodwill	244,583	244,583	247,738	21,148	—%	nm
Other intangibles, net	31,934	33,724	37,472	5,457	(5.3)%	nm
Bank-owned life insurance	158,831	158,001	156,865	71,842	0.5%	121.1%
Other assets	197,415	194,085	192,810	61,454	1.7%	221.2%
Total assets	$9,841,028	$9,916,205	$9,796,298	$5,312,310	(0.8)%	85.2%
LIABILITIES
Deposits:
Non-interest-bearing	$3,190,293	$3,023,986	$2,619,618	$1,561,516	5.5%	104.3%
Interest-bearing transaction and savings accounts	3,798,668	3,687,118	4,081,580	2,095,476	3.0%	81.3%
Interest-bearing certificates	1,123,011	1,208,671	1,353,870	730,661	(7.1)%	53.7%
Total deposits	8,111,972	7,919,775	8,055,068	4,387,653	2.4%	84.9%
Advances from Federal Home Loan Bank at fair value	62,342	325,383	133,381	16,435	(80.8)%	nm
Customer repurchase agreements and other borrowings	108,911	112,308	98,325	88,083	(3.0)%	23.6%
Junior subordinated debentures at fair value	94,364	93,298	92,480	85,183	1.1%	10.8%
Accrued expenses and other liabilities	92,783	87,441	76,511	42,844	6.1%	116.6%
Deferred compensation	39,385	39,483	40,474	20,910	(0.2)%	88.4%
Total liabilities	8,509,757	8,577,688	8,496,239	4,641,108	(0.8)%	83.4%
SHAREHOLDERS' EQUITY
Common stock	1,243,205	1,263,085	1,261,174	628,958	(1.6)%	97.7%
Retained earnings	80,053	63,967	39,615	41,269	25.1%	94.0%
Other components of shareholders' equity	8,013	11,465	(730)	975	(30.1)%	nm
Total shareholders' equity	1,331,271	1,338,517	1,300,059	671,202	(0.5)%	98.3%
Total liabilities and shareholders' equity	$9,841,028	$9,916,205	$9,796,298	$5,312,310	(0.8)%	85.2%
Common Shares Issued:
Shares outstanding at end of period	33,867,311	34,350,560	34,242,255	20,962,300
Common shareholders' equity per share (1)	$39.31	$38.97	$37.97	$32.02
Common shareholders' tangible equity per share (1) (2)	$31.14	$30.86	$29.64	$30.75
Common shareholders' tangible equity to tangible assets (2)	11.03%	11.00%	10.67%	12.20%
Consolidated Tier 1 leverage capital ratio	11.68%	11.85%	11.06%	13.85%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of the press release tables.

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,340,577	$1,351,015	$1,327,807	$635,146	(0.8)%	111.1%
Investment properties	1,918,639	1,849,123	1,765,353	1,062,418	3.8%	80.6%
Multifamily real estate	266,883	287,783	472,976	198,874	(7.3)%	34.2%
Commercial construction	135,487	105,594	72,103	47,490	28.3%	185.3%
Multifamily construction	105,669	97,697	63,846	72,987	8.2%	44.8%
One- to four-family construction	363,586	330,474	278,469	246,715	10.0%	47.4%
Land and land development:
Residential	162,029	156,964	126,773	111,091	3.2%	45.9%
Commercial	30,556	22,578	33,179	15,517	35.3%	96.9%
Commercial business	1,187,848	1,231,182	1,207,944	812,070	(3.5)%	46.3%
Agricultural business including secured by farmland	383,275	370,515	376,531	242,556	3.4%	58.0%
One- to four-family real estate	846,899	878,986	952,633	533,189	(3.7)%	58.8%
Consumer:
Consumer secured by one- to four-family real estate	497,643	485,545	478,420	250,029	2.5%	99.0%
Consumer-other	159,546	158,469	158,470	141,376	0.7%	12.9%
Total loans outstanding	$7,398,637	$7,325,925	$7,314,504	$4,369,458	1.0%	69.3%
Restructured loans performing under their restructured terms	$17,649	$18,835	$21,777	$23,981
Loans 30 - 89 days past due and on accrual (1)	$12,668	$14,447	$18,834	$4,152
Total delinquent loans (including loans on non-accrual), net (2)	$39,543	$38,038	$30,994	$27,682
Total delinquent loans / Total loans outstanding	0.53%	0.52%	0.42%	0.63%

 (1) Includes $486,000 of purchased credit-impaired loans at September 30, 2016 compared to $1.4 million at June 30, 2016, $4.3 million at
     December 31, 2015, and none at September 30, 2015.
   (2) Delinquent loans include $3.6 million of delinquent purchased credit-impaired loans at September 30, 2016 compared to $4.4 million at
       June 30, 2016, $6.3 million at December 31, 2015 and $913,000 at September 30, 2015.

LOANS BY GEOGRAPHIC LOCATION	Sep 30, 2016		Jun 30, 2016		Dec 31, 2015		Sep 30, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,415,413	46.2%	$3,401,656	46.4%	$3,343,112	45.7%	$2,449,120	56.1%
Oregon	1,466,845	19.8%	1,461,906	20.0%	1,446,531	19.8%	1,148,887	26.3%
California	1,204,273	16.3%	1,184,392	16.2%	1,234,016	16.9%	90,808	2.1%
Idaho	517,607	7.0%	505,594	6.9%	496,870	6.8%	364,495	8.3%
Utah	292,088	3.9%	294,102	4.0%	325,011	4.4%	13,470	0.3%
Other	502,411	6.8%	478,275	6.5%	468,964	6.4%	302,678	6.9%
Total loans	$7,398,637	100.0%	$7,325,925	100.0%	$7,314,504	100.0%	$4,369,458	100.0%

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine months ended
CHANGE IN THE	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$81,318	$78,197	$77,329	$78,008	$75,907
Provision for loan losses	2,000	2,000	—	4,000	—
Recoveries of loans previously charged off:
Commercial real estate	34	26	375	98	587
Multifamily real estate	—	—	—	—	113
Construction and land	673	124	282	1,268	1,234
One- to four-family real estate	482	558	42	1,052	141
Commercial business	433	622	128	1,775	803
Agricultural business, including secured by farmland	(138)	160	146	39	1,666
Consumer	73	249	91	529	369
	1,557	1,739	1,064	4,761	4,913
Loans charged off:
Commercial real estate	—	—	—	(180)	(64)
Construction and land	—	—	(352)	—	(352)
One- to four-family real estate	(92)	(34)	(12)	(126)	(127)
Commercial business	(333)	(171)	(312)	(643)	(745)
Agricultural business, including secured by farmland	—	—	—	(567)	(1,064)
Consumer	(230)	(413)	(397)	(1,033)	(1,148)
	(655)	(618)	(1,073)	(2,549)	(3,500)
Net recoveries (charge-offs)	902	1,121	(9)	2,212	1,413
Balance, end of period	$84,220	$81,318	$77,320	$84,220	$77,320
Net recoveries / Average loans outstanding	0.012%	0.015%	—%	0.030%	0.034%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Specific or allocated loss allowance:
Commercial real estate	$19,846	$20,149	$20,716	$19,640
Multifamily real estate	1,436	1,515	4,195	4,363
Construction and land	33,803	31,861	27,131	27,274
One- to four-family real estate	2,190	2,204	4,732	7,937
Commercial business	16,507	17,758	13,856	12,765
Agricultural business, including secured by farmland	2,833	2,891	3,645	2,533
Consumer	3,934	3,743	902	804
Total allocated	80,549	80,121	75,177	75,316
Unallocated	3,671	1,197	2,831	2,004
Total allowance for loan losses	$84,220	$81,318	$78,008	$77,320
Allowance for loan losses / Total loans outstanding	1.14%	1.11%	1.07%	1.77%
Allowance for loan losses / Non-performing loans	309%	321%	512%	329%

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$12,776	$11,753	$3,751	$3,899
Multifamily	30	31	—	—
Construction and land	1,747	1,738	2,260	2,793
One- to four-family	3,414	3,512	4,700	4,934
Commercial business	2,765	1,426	2,159	980
Agricultural business, including secured by farmland	3,755	4,459	697	228
Consumer	1,385	1,165	703	789
	25,872	24,084	14,270	13,623
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	—	—	1,808
Multifamily	147	—	—	556
Construction and land	—	—	—	5,792
One- to four-family	852	896	899	1,285
Commercial business	—	—	8	5
Consumer	425	337	45	461
	1,424	1,233	952	9,907
Total non-performing loans	27,296	25,317	15,222	23,530
Real estate owned (REO)	4,717	6,147	11,627	6,363
Other repossessed assets	164	256	268	—
Total non-performing assets	$32,177	$31,720	$27,117	$29,893
Total non-performing assets to total assets	0.33%	0.32%	0.28%	0.56%
Purchased credit-impaired loans, net	$38,674	$45,376	$58,600	$5,409

	Quarters Ended			Nine months ended
REAL ESTATE OWNED	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Balance, beginning of period	$6,147	$7,207	$6,105	$11,627	$3,352
Additions from loan foreclosures	156	376	1,085	534	3,226
Additions from acquisitions	—	—	—	400	2,525
Additions from capitalized costs	—	—	—	—	298
Proceeds from dispositions of REO	(1,699)	(1,656)	(906)	(8,021)	(3,155)
Gain on sale of REO	281	651	113	981	333
Valuation adjustments in the period	(168)	(431)	(34)	(804)	(216)
Balance, end of period	$4,717	$6,147	$6,363	$4,717	$6,363

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$3,190,293	$3,023,986	$2,619,618	$1,561,516	5.5%	104.3%
Interest-bearing checking	853,594	830,625	1,159,846	482,530	2.8%	76.9%
Regular savings accounts	1,387,123	1,321,518	1,284,642	1,030,177	5.0%	34.6%
Money market accounts	1,557,951	1,534,975	1,637,092	582,769	1.5%	167.3%
Total interest-bearing transaction and savings accounts	3,798,668	3,687,118	4,081,580	2,095,476	3.0%	81.3%
Interest-bearing certificates	1,123,011	1,208,671	1,353,870	730,661	(7.1)%	53.7%
Total deposits	$8,111,972	$7,919,775	$8,055,068	$4,387,653	2.4%	84.9%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Sep 30, 2016		Jun 30, 2016		Dec 31, 2015		Sep 30, 2015
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,283,522	52.8%	$4,158,639	52.5%	$4,219,304	52.4%	$2,911,674	66.4%
Oregon	1,737,754	21.4%	1,686,160	21.3%	1,648,421	20.4%	1,224,132	27.9%
California	1,491,903	18.4%	1,485,795	18.8%	1,592,365	19.8%	—	—%
Idaho	435,090	5.4%	421,427	5.3%	435,099	5.4%	251,847	5.7%
Utah	163,703	2.0%	167,754	2.1%	159,879	2.0%	—	—%
Total deposits	$8,111,972	100.0%	$7,919,775	100.0%	$8,055,068	100.0%	$4,387,653	100.0%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Public non-interest-bearing accounts	$86,207	$102,486	$85,489	$48,814
Public interest-bearing transaction & savings accounts	115,458	127,045	123,941	74,446
Public interest-bearing certificates	26,734	26,574	31,281	27,791
Total public deposits	$228,399	$256,105	$240,711	$151,051
Total brokered deposits	$60,290	$92,982	$162,936	$10,095

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(in thousands)
BUSINESS COMBINATIONS
ACQUISITION OF STARBUCK BANCSHARES, INC.	October 1, 2015

Cash paid		$130,000
Fair value of common shares issued		630,674
Total consideration		760,674

Fair value of assets acquired:
Cash and cash equivalents	$95,821
Securities	1,037,238
Loans receivable	2,999,130
Real estate owned held for sale	6,105
Property and equipment	66,728
Core deposit intangible	33,500
Deferred tax asset	108,454
Other assets	113,009
Total assets acquired	4,459,985

Fair value of liabilities assumed:
Deposits	3,638,596
FHLB advances	221,442
Junior subordinated debentures	5,806
Other liabilities	56,359
Total liabilities assumed	3,922,203
Net assets acquired		537,782
Goodwill		$222,892

MERGER AND ACQUISITION EXPENSE	Quarters Ended			Nine months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
By expense category:
Personnel severance/retention fees	$16	$(24)	$227	$1,304	$443
Professional services	687	599	1,185	2,138	5,411
Branch consolidation and other occupancy expenses	94	924	5	2,517	55
Client communications	527	126	151	904	221
Information/computer data services	459	532	301	2,409	807
Miscellaneous	(63)	255	338	1,673	804
Total merger and acquisition expense	$1,720	$2,412	$2,207	$10,945	$7,741

By acquisition:
Siuslaw Financial Group	1	94	340	95	1,867
Starbuck Bancshares, Inc. (AmericanWest)	1,719	2,318	1,867	10,850	5,874
Total merger and acquisition expense	$1,720	$2,412	$2,207	$10,945	$7,741

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,176,129	13.39%	$702,514	8.00%	$878,142	10.00%
Tier 1 capital to risk-weighted assets	1,088,260	12.39%	526,885	6.00%	526,885	6.00%
Tier 1 leverage capital to average assets	1,088,260	11.40%	381,961	4.00%	N/A	N/A
Common equity tier 1 capital to risk-weighted assets	1,025,683	11.68%	395,164	4.50%	N/A	N/A
Banner Bank:
Total capital to risk-weighted assets	1,075,145	12.53%	686,511	8.00%	858,139	10.00%
Tier 1 capital to risk-weighted assets	989,527	11.53%	514,883	6.00%	686,511	8.00%
Tier 1 leverage capital to average assets	989,527	10.69%	370,197	4.00%	462,747	5.00%
Common equity tier 1 capital to risk-weighted assets	989,527	11.53%	386,162	4.50%	557,790	6.50%
Islanders Bank:
Total capital to risk-weighted assets	39,888	20.39%	15,646	8.00%	19,558	10.00%
Tier 1 capital to risk-weighted assets	37,637	19.24%	11,735	6.00%	15,646	8.00%
Tier 1 leverage capital to average assets	37,637	12.97%	11,604	4.00%	14,505	5.00%
Common equity tier 1 capital to risk-weighted assets	37,637	19.24%	8,801	4.50%	12,713	6.50%

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarter Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Mortgage loans	$5,843,381	$70,223	4.78%	$5,715,740	$68,914	4.85%	$3,200,184	$39,504	4.90%
Commercial/agricultural loans	1,495,611	17,373	4.62%	1,504,969	17,816	4.76%	984,159	10,273	4.14%
Consumer and other loans	142,977	2,209	6.15%	140,355	2,205	6.32%	129,496	1,972	6.04%
Total loans(1)	7,481,969	89,805	4.78%	7,361,064	88,935	4.86%	4,313,839	51,749	4.76%
Mortgage-backed securities	920,560	4,803	2.08%	1,004,044	5,274	2.11%	314,941	1,307	1.65%
Other securities	472,159	3,050	2.57%	450,528	2,931	2.62%	261,580	1,638	2.48%
Interest-bearing deposits with banks	86,868	98	0.45%	95,668	101	0.42%	109,445	97	0.35%
FHLB stock	16,413	93	2.25%	18,911	80	1.70%	6,180	2	0.13%
Total investment securities	1,496,000	8,044	2.14%	1,569,151	8,386	2.15%	692,146	3,044	1.74%
Total interest-earning assets	8,977,969	97,849	4.34%	8,930,215	97,321	4.38%	5,005,985	54,793	4.34%
Non-interest-earning assets	913,991			903,706			276,761
Total assets	$9,891,960			$9,833,921			$5,282,746
Deposits:
Interest-bearing checking accounts	$837,930	188	0.09%	$789,626	185	0.09%	$477,105	95	0.08%
Savings accounts	1,371,911	449	0.13%	1,329,104	431	0.13%	1,019,059	381	0.15%
Money market accounts	1,564,906	749	0.19%	1,577,320	811	0.21%	574,968	229	0.16%
Certificates of deposit	1,173,630	1,398	0.47%	1,244,796	1,344	0.43%	749,702	1,033	0.55%
Total interest-bearing deposits	4,948,377	2,784	0.22%	4,940,846	2,771	0.23%	2,820,834	1,738	0.24%
Non-interest-bearing deposits	3,120,279	—	—%	3,029,890	—	—%	1,559,053	—	—%
Total deposits	8,068,656	2,784	0.14%	7,970,736	2,771	0.14%	4,379,887	1,738	0.16%
Other interest-bearing liabilities:
FHLB advances	152,198	256	0.67%	214,290	339	0.64%	1,660	4	0.96%
Other borrowings	111,016	82	0.29%	111,987	78	0.28%	92,550	47	0.20%
Junior subordinated debentures	140,212	1,019	2.89%	140,212	985	2.83%	131,964	816	2.45%
Total borrowings	403,426	1,357	1.34%	466,489	1,402	1.21%	226,174	867	1.52%
Total funding liabilities	8,472,082	4,141	0.19%	8,437,225	4,173	0.20%	4,606,061	2,605	0.22%
Other non-interest-bearing liabilities(2)	68,566			62,858			6,731
Total liabilities	8,540,648			8,500,083			4,612,792
Shareholders' equity	1,351,312			1,333,838			669,954
Total liabilities and shareholders' equity	$9,891,960			$9,833,921			$5,282,746
Net interest income/rate spread		$93,708	4.15%		$93,148	4.18%		$52,188	4.12%
Net interest margin			4.15%			4.20%			4.14%
Additional Key Financial Ratios:
Return on average assets			0.96%			0.86%			0.97%
Return on average equity			7.02%			6.32%			7.67%
Average equity/average assets			13.66%			13.56%			12.68%
Average interest-earning assets/average interest-bearing liabilities			167.76%			165.15%			164.29%
Average interest-earning assets/average funding liabilities			105.97%			105.84%			108.68%
Non-interest income/average assets			0.95%			0.84%			1.06%
Non-interest expense/average assets			3.18%			3.27%			3.51%
Efficiency ratio(4)			67.47%			70.27%			70.45%
Adjusted efficiency ratio(5)			63.61%			65.33%			64.88%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue.  Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments.  Adjusted non-interest expense excludes acquisition related costs, amortization of CDI, real estate operations expense, and state/municipal business and use taxes.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of the press release tables.

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Nine months ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Mortgage loans	$5,755,988	$207,881	4.82%	$3,069,745	$113,707	4.95%
Commercial/agricultural loans	1,490,757	51,213	4.59%	943,999	29,750	4.21%
Consumer and other loans	141,570	6,603	6.23%	126,245	5,735	6.07%
Total loans(1)	7,388,315	265,697	4.80%	4,139,989	149,192	4.82%
Mortgage-backed securities	976,267	15,467	2.12%	309,503	3,609	1.56%
Other securities	450,142	8,752	2.60%	262,560	4,859	2.47%
Interest-bearing deposits with banks	95,406	300	0.42%	120,013	259	0.29%
FHLB stock	17,614	254	1.93%	16,599	20	0.16%
Total investment securities	1,539,429	24,773	2.15%	708,675	8,747	1.65%
Total interest-earning assets	8,927,744	290,470	4.35%	4,848,664	157,939	4.36%
Non-interest-earning assets	903,957			259,641
Total assets	$9,831,701			$5,108,305
Deposits:
Interest-bearing checking accounts	$853,818	570	0.09%	$468,211	284	0.08%
Savings accounts	1,336,259	1,303	0.13%	979,627	1,091	0.15%
Money market accounts	1,587,500	2,421	0.20%	556,831	657	0.16%
Certificates of deposit	1,248,781	4,207	0.45%	763,339	3,208	0.56%
Total interest-bearing deposits	5,026,358	8,501	0.23%	2,768,008	5,240	0.25%
Non-interest-bearing deposits	2,980,027	—	—%	1,460,859	—	—%
Total deposits	8,006,385	8,501	0.14%	4,228,867	5,240	0.17%
Other interest-bearing liabilities:
FHLB advances	178,468	874	0.65%	6,473	24	0.50%
Other borrowings	108,632	234	0.29%	92,377	137	0.20%
Junior subordinated debentures	140,212	2,962	2.82%	130,030	2,357	2.42%
Total borrowings	427,312	4,070	1.27%	228,880	2,518	1.47%
Total funding liabilities	8,433,697	12,571	0.20%	4,457,747	7,758	0.23%
Other non-interest-bearing liabilities(2)	64,825			4,275
Total liabilities	8,498,522			4,462,022
Shareholders' equity	1,333,179			646,283
Total liabilities and shareholders' equity	$9,831,701			$5,108,305
Net interest income/rate spread		$277,899	4.15%		$150,181	4.13%
Net interest margin			4.16%			4.14%
Additional Key Financial Ratios:
Return on average assets			0.85%			1.00%
Return on average equity			6.27%			7.93%
Average equity/average assets			13.56%			12.65%
Average interest-earning assets/average interest-bearing liabilities			163.70%			161.79%
Average interest-earning assets/average funding liabilities			105.86%			108.77%
Non-interest income/average assets			0.87%			1.15%
Non-interest expense/average assets			3.30%			3.57%
Efficiency ratio(4)			71.08%			70.24%
Adjusted efficiency ratio(5)			65.23%			64.85%

BANR - Third Quarter 2016 Results
October 26, 2016

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue.  Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments.  Adjusted non-interest expense excludes acquisition related costs, amortization of CDI, real estate operations expense, and state/municipal business and use taxes.  These represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the last three pages of the press release tables.

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures (unaudited)
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Nine months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Net interest income before provision for loan losses	$93,708	$93,148	$52,188	$277,899	$150,181
Total non-interest income	23,512	20,537	14,098	64,007	43,935
Total GAAP revenue	117,220	113,685	66,286	341,906	194,116
Exclude net (gain) loss on sale of securities	(891)	380	—	(531)	537
Exclude change in valuation of financial instruments carried at fair value	1,124	377	1,113	1,472	(735)
Revenue from core operations (non-GAAP)	$117,453	$114,442	$67,399	$342,847	$193,918

INCOME FROM CORE OPERATIONS	Quarters Ended			Nine months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Income before provision for taxes (GAAP)	36,128	31,798	19,589	94,893	57,769
Exclude net (gain) loss on sale of securities	(891)	380	—	(531)	537
Exclude change in valuation of financial instruments carried at fair value	1,124	377	1,113	1,472	(735)
Exclude acquisition costs	1,720	2,412	2,207	10,945	7,741
Income from core operations before provision for taxes (non-GAAP)	38,081	34,967	22,909	106,779	65,312

ACQUISITION ACCOUNTING IMPACT ON NET INTEREST MARGIN	Quarters Ended			Nine months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Net interest income before provision for loan losses (GAAP)	$93,708	$93,148	$52,188	$277,899	$150,181
Exclude discount accretion on purchased loans	(2,446)	(3,214)	(359)	(7,349)	(987)
Exclude premium amortization on acquired certificates of deposit	(316)	(460)	(53)	(1,237)	(176)
Net interest income before acquisition accounting impact (non-GAAP)	$90,946	$89,474	$51,776	$269,313	$149,018

Average interest-earning assets (GAAP)	$8,977,969	$8,930,215	$5,005,985	$8,927,744	$4,848,664
Exclude average net loan discount on acquired loans	36,958	41,246	4,314	40,504	4,140
Average interest-earning assets before acquired loan discount (non-GAAP)	$9,014,927	$8,971,461	$5,010,299	$8,968,248	$4,852,804

Net interest margin (GAAP)	4.15%	4.20%	4.14%	4.16%	4.14%
Exclude impact on net interest margin from discount accretion	(0.11)	(0.14)	(0.03)	(0.11)	(0.03)
Exclude impact on net interest margin from CD premium amortization	(0.01)	(0.02)	—	(0.02)	—
Exclude impact of net loan discount on average earning assets	(0.02)	(0.03)	(0.01)	(0.02)	—
Net margin before acquisition accounting impact (non-GAAP)	4.01%	4.01%	4.10%	4.01%	4.11%

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands except shares and per share data)
	Quarters Ended			Nine months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
NON-INTEREST INCOME/EXPENSE FROM CORE OPERATIONS
Total non-interest income (GAAP)	$23,512	$20,537	$14,098	$64,007	$43,935
Exclude net (gain) loss on sale of securities	(891)	380	—	(531)	537
Exclude change in valuation of financial instruments carried at fair value	1,124	377	1,113	1,472	(735)
Non-interest income from core operations (non-GAAP)	$23,745	$21,294	$15,211	$64,948	$43,737

Total non-interest expense (GAAP)	$79,092	$79,887	$46,697	$243,013	$136,347
Exclude acquisition related costs	(1,720)	(2,412)	(2,207)	(10,945)	(7,741)
Non-interest expense from core operations (non-GAAP)	$77,372	$77,475	$44,490	$232,068	$128,606

	Quarters Ended			Nine months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
EARNINGS FROM CORE OPERATIONS
Net income (GAAP)	$23,851	$20,957	$12,947	$62,581	$38,329
Exclude net (gain) loss on sale of securities	(891)	380	—	(531)	537
Exclude change in valuation of financial instruments carried at fair value	1,124	377	1,113	1,472	(735)
Exclude acquisition-related costs	1,720	2,412	2,207	10,945	7,741
Exclude related tax expense (benefit)	(703)	(1,141)	(1,092)	(4,261)	(2,165)
Total earnings from core operations (non-GAAP)	$25,101	$22,985	$15,175	$70,206	$43,707

Diluted earnings per share (GAAP)	$0.70	$0.61	$0.62	$1.83	$1.87
Diluted core earnings per share (non-GAAP)	$0.74	$0.67	$0.73	$2.06	$2.14

NET EFFECT OF ACQUISITION-RELATED COSTS ON EARNINGS
Acquisition-related costs	$(1,720)	$(2,412)	$(2,207)	$(10,945)	$(7,741)
Related tax benefit	619	868	691	3,922	2,237
Total net effect of acquisition-related costs on earnings	$(1,101)	$(1,544)	$(1,516)	$(7,023)	$(5,504)

Diluted weighted average shares outstanding	34,124,611	34,116,498	20,821,377	34,104,875	20,467,609
Total net effect of acquisition-related costs on diluted weighted average earnings per share	$(0.03)	$(0.05)	$(0.07)	$(0.21)	$(0.27)

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine months ended
	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
ADJUSTED EFFICIENCY RATIO
Non-interest expense (GAAP)	$79,092	$79,887	$46,697	$243,013	$136,347
Exclude acquisition-related costs	(1,720)	(2,412)	(2,207)	(10,945)	(7,741)
Exclude CDI amortization	(1,724)	(1,808)	(286)	(5,339)	(1,268)
Exclude B&O tax expense	(956)	(770)	(475)	(2,564)	(1,383)
Exclude REO gain (loss)	21	(137)	2	(513)	(190)
Adjusted non-interest expense (non-GAAP)	$74,713	$74,760	$43,731	$223,652	$125,765

Net interest income before provision for loan losses (GAAP)	$93,708	$93,148	$52,188	$277,899	$150,181
Non-interest income (GAAP)	23,512	20,537	14,098	64,007	43,935
Total revenue	117,220	113,685	66,286	341,906	194,116
Exclude net (gain) loss on sale of securities	(891)	380	—	(531)	537
Exclude net change in valuation of financial instruments carried at fair value	1,124	377	1,113	1,472	(735)
Adjusted revenue (non-GAAP)	$117,453	$114,442	$67,399	$342,847	$193,918

Efficiency ratio (GAAP)	67.47%	70.27%	70.45%	71.08%	70.24%
Adjusted efficiency ratio (non-GAAP)	63.61%	65.33%	64.88%	65.23%	64.85%

	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS
Shareholders' equity (GAAP)	$1,331,271	$1,338,517	$1,300,059	$671,202
Exclude goodwill and other intangible assets, net	276,517	278,307	285,210	26,605
Tangible common shareholders' equity (non-GAAP)	$1,054,754	$1,060,210	$1,014,849	$644,597

Total assets (GAAP)	$9,841,028	$9,916,205	$9,796,298	$5,312,310
Exclude goodwill and other intangible assets, net	276,517	278,307	285,210	26,605
Total tangible assets (non-GAAP)	$9,564,511	$9,637,898	$9,511,088	$5,285,705
Tangible common shareholders' equity to tangible assets (non-GAAP)	11.03%	11.00%	10.67%	12.20%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,054,754	$1,060,210	$1,014,849	$644,597
Common shares outstanding at end of period	33,867,311	34,350,560	34,242,255	20,962,300
Common shareholders' equity (book value) per share (GAAP)	$39.31	$38.97	$37.97	$32.02
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$31.14	$30.86	$29.64	$30.75

BANR - Third Quarter 2016 Results
October 26, 2016

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
RATIO OF ADJUSTED ALLOWANCE FOR LOAN LOSSES TO ADJUSTED LOANS
Loans receivable (GAAP)	$7,398,637	$7,325,925	$7,314,504	4,369,458
Net loan discount on acquired loans	34,867	38,838	43,657	4,258
Adjusted loans (non-GAAP)	$7,433,504	$7,364,763	$7,358,161	4,373,716

Allowance for loan losses (GAAP)	$84,220	$81,318	$78,008	77,320
Net loan discount on acquired loans	34,867	38,838	43,657	4,258
Adjusted allowance for loan losses (non-GAAP)	$119,087	$120,156	$121,665	81,578

Adjusted allowance for loan losses / Adjusted loans (non-GAAP)	1.60%	1.63%	1.65%	1.87%